UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2005

Longs Drug Stores Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-8978	68-0048627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 North Civic Drive, Walnut Creek, California	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

Inapplicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Restricted Stock Grants to Certain Executive Officers

On April 13, 2005, shares of restricted stock were granted pursuant to the terms and conditions of the Performance Based Restricted Stock Grant program previously approved in April 2003 by the Compensation Committee of the Company’s Board of Directors to the following named executive officers in the following amounts: Warren F. Bryant (16,166 shares), Richard W. Dreiling (10,076 shares), Bruce E. Schwallie (7,000 shares), Steven F. McCann (7,533 shares), and William J. Rainey (8,067 shares). These shares shall vest in increments as follows: 34% immediately on the grant date, an additional 33% on the first anniversary of the grant date, and the remaining 33% on the second anniversary of the grant date. Form 4 Reports have also been filed for these restricted stock grants.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGS DRUG STORES CORPORATION

Dated: April 18, 2005	By:	/s/ William J. Rainey
William J. Rainey
	Its:	Senior Vice President,
General Counsel and Secretary

3